As filed with the Securities and Exchange Commission on May 16, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	84-3536151 (I.R.S. employer identification number)
115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dale A. White
Chief Executive Officer
MultiPlan Corporation
115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William B. Brentani
Kelli Schultz-Panas
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
(650) 251-5000

Jeffrey Doctoroff
Executive Vice President, General Counsel and Secretary
MultiPlan Corporation
115 Fifth Avenue
New York, New York 10003
(212) 780-2000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2023

Prospectus
Up to 21,588,652 Shares of Class A Common Stock

This prospectus relates to the resale by the selling securityholders referenced in this prospectus (the “Selling Securityholders”) of shares of Class A common stock, par value $0.0001 per share (the “common stock”), of MultiPlan Corporation (“MultiPlan” or the “Company”) as described herein. The securities offered hereunder consist of an aggregate of 21,588,652 outstanding shares of the Company’s common stock to be sold by the selling securityholders named in this registration statement.

We are registering the resale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus. The Selling Securityholders may sell any, all or none of the securities, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of this registration statement.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MPLN.” On May 15, 2023, the closing price for the common stock as reported on NYSE was $1.10 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the risk factors included in our periodic reports, in the prospectus supplements related to specific offerings, and in other information that we file with the Securities and Exchange Commission. See the discussion of the risks of investing in our securities in the section of this prospectus titled “Risk Factors” beginning on page 8 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC (as defined below) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to offer and sell up to an aggregate of 21,588,652 shares of common stock.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you to in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Benefits Science” are to Benefits Science LLC, a Texas limited liability company;

“Board” are to the board of directors of the Company;

“common stock” are to MultiPlan's Class A common stock, par value $0.0001 per share;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“First Merger Sub” are to Music Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company;

“founder shares” are to certain shares of Class A common stock issued upon the automatic conversion of the Class B common stock of the Company in connection with the closing of the Transactions;

“H&F” are to Hellman & Friedman Capital Partners VIII, L.P.;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of July 12, 2020, by and among Capital Corp III ("Churchill"), MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub, as the same has been or may be amended, modified, supplemented or waived from time to time;

“Mergers” are to, together, (a) the merger of First Merger Sub with and into MultiPlan Parent with MultiPlan Parent being the surviving company in the merger (the “First Merger”) and (b) immediately following and as part of the same transaction as the First Merger, the merger of MultiPlan Parent with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Churchill (the “Second Merger”);

“MultiPlan Parent” are to Polaris Parent Corp., a Delaware corporation;

“Payors” are our customers and potential customers, which include health plan administrators and large national insurance companies, Blue Cross and Blue Shield plans, provider-sponsored and independent health plans, TPAs, bill review companies, Taft-Hartley plans, self-insured employers, federal and state government-sponsored health plans and other entities that pay medical bills related to the commercial healthcare, government, workers' compensation and auto medical markets;

“SEC” are to the United States Securities and Exchange Commission;

“Second Merger Sub” are to Music Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company;

“Senior Convertible PIK Notes” are the 6.00% / 7.00% Convertible Senior PIK Toggle Notes due 2027;

“Sponsor” are to Churchill Sponsor III, LLC, a Delaware limited liability company and an affiliate of M. Klein and Company in which certain of Churchill's directors and officers hold membership interests;

“Transactions” are to the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements;

“Unit Purchase Agreement” are to the Unit Purchase Agreement, dated as of May 8, 2023 by and among the Company and certain of its subsidiaries, Benefits Science, WT Representative LLC, the Selling Securityholders and the other parties named therein, pursuant to which we purchased all of the issued and outstanding equity interests of Benefits Science; and

“we,” “our” or “us” are to MultiPlan and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and these forward-looking statements reflect management's expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management's expectations, beliefs and forecasts concerning future events impacting our business. Factors that may impact such forward-looking statements include:

Risks Related to Our Business and Operations
•Our success is dependent on retaining, and the success of, our customers as we depend on a core group of customers for a significant portion of our revenues.
•The impact of trends in the U.S. healthcare system, including recent trends, which we believe are short-term, of reduced healthcare utilization and increased patient financial responsibility for services.
•The long-term impact of the COVID-19 pandemic and related risks.
•Our ability to preserve or increase our market share or maintain our Preferred Provider Organization (“PPO”) networks.
•Our ability to maintain our competitive position in the market.
•An increase in competition or pricing pressures increases.
•The inability of our customers to pay for our services could decrease our revenue.
•Our PPO networks may experience decreases in discounts from providers.
•We depend on our providers to maintain the profitability of our business and expand our operations.
•If we do not continue to attract, motivate and retain members of our senior management team and qualified employees, or if we are unable to maintain sufficient qualified personnel, we may not be able to support our operations.
•Pressure from healthcare providers, and/or changes in state laws, regarding access to preferred provider networks.
•We may be unable to achieve some or all of the operational, growth and other benefits that we expect to realize through our strategic plans.
•We may not successfully enter new lines of business and broaden the scope of our services.
•We operate in a litigious environment which may adversely affect our financial results.

Risks Related to Information Technology Systems, Intellectual Property and Cybersecurity
•We depend on uninterrupted computer access for our customers and the reliable operation of our information technology systems; any prolonged delays due to data interruptions or revocation of software licenses could adversely affect our ability to operate our business and cause our customers to seek alternative providers.
•Computer systems like ours could suffer security and privacy breaches or incidents that could negatively impact our business and reputation, harm both us and our customers and create liability.

Other Business and Operations Risks
•Changes in accounting principles may negatively affect our results of operations.
•If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

Risks Related to the Healthcare Industry and Other Laws and Regulations
•We operate in an industry that is subject to extensive federal, state and local regulation. Changes in existing healthcare laws and regulatory interpretations on a state or federal level may adversely affect us.
•New federal and state laws and regulations could force us to change the conduct of our business or operations or affect our ability to expand our operations into other states or increase costs or delay or prevent the introduction of new or enhanced solutions or impair the function or value of our existing solutions.

•Our use and disclosure of individually identifiable information, including personal information and health information, is subject to federal and state privacy and security laws and regulations, and our failure to comply with those laws and regulations or adequately secure the information we hold could result in significant liability or reputational harm.
•Heightened enforcement activity by federal and state agencies may increase our potential exposure to damaging lawsuits, investigations and other enforcement actions.

Risks Related to Indebtedness
•Our level of indebtedness and current leverage may materially adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.
•We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
•Our debt agreements contain restrictions that limit our flexibility in operating our business.
•Despite our current leverage, we and our subsidiaries may still be able to incur substantially more indebtedness, including secured indebtedness.

Risks Related to Our Common Stock
•H&F and the Sponsor beneficially own a significant equity interest in us and their interests may conflict with our or other shareholders' interests.
•We are currently, and may in the future be, subject to securities or other stockholder litigation, which is expensive and could divert management attention.

Other Risks
•We face the additional risks disclosed or incorporated by reference in this prospectus, including without limitation risks identified in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors referred to under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OUR COMPANY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our other filings with the SEC before making an investment decision.
The Company
MultiPlan is a leading provider of data analytics and technology-enabled solutions designed to bring affordability, efficiency and fairness to the U.S. healthcare industry. We do so through services focused on reducing medical cost and improving payment accuracy for the Payors of healthcare, which are health insurers, self-insured employers, and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.
MultiPlan was founded in 1980 as a New York-based hospital network and has evolved both organically and through acquisition into an integrated data and analytics platform offering a suite of services, which efficiently address the cost of medical services. MultiPlan offers services to our customers in three categories:
•Analytics-Based Services: a suite of data-driven algorithms and insights that detect claims over-charges and either negotiate or recommend fair reimbursement for out-of-network medical costs using a variety of data sources and pricing algorithms. These services are applied prior to the payment of the claim and are often processed within a day of receipt;
•Network-Based Services: contracted discounts with healthcare providers to form one of the largest independent PPO in the United States with over 1.3 million providers under contract, as well as outsourced network development and/or management services. These services are applied prior to the payment of the claim and are typically processed within a day of receipt; and
•Payment and Revenue Integrity Services: data, technology, and clinical expertise deployed to identify and remove improper and unnecessary charges before or after claims are paid, or to identify and help restore and preserve underpaid premium dollars.
MultiPlan sits at the nexus of four constituencies–Payors, employers/plan sponsors, plan members and providers - offering an independent reimbursement solution to reduce healthcare costs in a manner that is systematic, efficient and fair to all parties involved. Although the end beneficiary of our services are employers and other plan sponsors and their health plan members, our direct customers are typically Payors who go out to market with our services. Over the last 40+ years, we have developed a platform that offers these Payors a single interface to a comprehensive set of services, which are used in combination or individually to reduce the medical cost burden on their health plan customers and members while fostering independently developed fair and efficient reimbursements to healthcare providers. These comprehensive offerings have enabled us to maintain long-term relationships with a number of our customers, including relationships of over 25 years with some of the nation's largest Payors. For the year ended December 31, 2022, our comprehensive services identified approximately $22.3 billion in potential medical cost savings.
We believe our solutions provide a strong value proposition to Payors, their health plan customers and healthcare consumers, as well as to providers. Overall, our service offerings aim to reduce healthcare costs in a manner that is orderly, efficient, and fair to all parties. In addition, because in most instances the fee for our services is directly linked to the savings we identify, our revenue model is aligned with the interests of our customers.
Corporate Information
MultiPlan Corporation is a Delaware corporation. Our principal executive offices are located at 115 Fifth Avenue, New York, New York 10003 and our telephone number at that address is (212) 780-2000. Our website is located at

www.multiplan.us. Our website and the information contained on, or accessed through, our website is not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.
MultiPlan, formerly known as Churchill Capital Corp III (formerly known as Butler Acquisition Corp), was incorporated in Delaware on October 30, 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On July 12, 2020, Churchill entered into the Merger Agreement by and among First Merger Sub, Second Merger Sub, Holdings, and MultiPlan Parent. On October 8, 2020, the Merger was consummated and the Transactions were completed. In connection with the Transactions, Churchill changed its name to MultiPlan Corporation and NYSE ticker symbols for its common stock and warrants to “MPLN” and “MPLN.WS,” respectively.

THE OFFERING

Issuer	MultiPlan Corporation, a Delaware corporation.

Shares of common stock offered by the Selling Securityholders	Up to 21,588,652 shares.

Use of proceeds
The Selling Securityholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders from time to time pursuant to this prospectus. See the section titled “Use of Proceeds.”

Shares of common stock outstanding as of May 11, 2023

652,838,925 shares, excluding 14,536,870 shares held as treasury shares; 100,000,000 shares issuable upon conversion of the Senior Convertible PIK Notes; 58,500,000 shares issuable upon the exercise of warrants; 33,791,650 shares underlying restricted stock units; 10,884,570 shares underlying options; 12,404,080 shares of common stock underlying unvested founder shares; 36,645,916 shares available for future issuance under the MultiPlan 2020 Omnibus Incentive Plan; and 20,000,000 shares available for future issuance under the MultiPlan 2023 Employee Stock Purchase Plan (as of, in each case, May 11, 2023).

Risk factors
Investing in our common stock involves risk. See the section titled “Risk Factors” in this prospectus and the other information included or incorporated by reference in this prospectus including risks identified in and cautionary statements contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Dividend policy	We currently do not intend to declare any dividends on our common stock in the foreseeable future.

NYSE symbol for our common stock	“MPLN.”

RISK FACTORS
Investing in our common stock involves risks. Before investing in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS
All of the common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
With respect to the registration of the shares of our common stock offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay the fees and expenses of counsel to the Selling Securityholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock being offered for resale by this prospectus which consists of up to 21,588,652 shares of common stock held by Selling Securityholders of the Company. We will not receive any of the proceeds from such sales.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of the Selling Securityholders, the number of shares of common stock that may be sold by Selling Securityholders under this prospectus and that Selling Securityholders will beneficially own after this offering, assuming all registered shares are sold. We have prepared the following table based on information given to us by, or on behalf of, the Selling Securityholders on or before the date hereof with respect to the beneficial ownership of the shares of our common stock. We have based percentage ownership on 652,838,925 shares of common stock outstanding as of May 11, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o 115 Fifth Avenue, New York, New York 10003.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering, none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering, In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

Name of Selling Securityholders	Shares of Common Stock Beneficially Owned Prior to Sales Under this Prospectus	Shares of Common Stock Offered Under this Prospectus	Shares of Common Stock Remaining After All Sales Covered by this Prospectus	Percentage of Common Stock Beneficially Owned After All Sales Covered by this Prospectus
Dimitris Bertsimas	5,051,891	5,051,891	-	*
Stephen Sofoul	4,470,418	4,470,418	-	*
Sidney Mann	4,249,501	4,249,501	-	*
Monovoukas-Managed Entities(1)	4,462,190	4,462,190	-	*
All other Selling Securityholders	3,354,652	3,354,652	-	*
(*) Less than 1%.
(1) Consists of 2,777,331 shares of common stock held by Helios Global Investments LLC and 1,684,859 shares of common stock held by Falcon III Ventures L.P. Yiannis Monovoukas is the manager of Helios Global Investments LLC and may be deemed to be the beneficial owner of such shares. Falcon III Ventures GP, LLC is the general partner of Falcon III Ventures L.P. and Mr. Monovoukas is the manager of Falcon III Ventures GP, LLC and, as a result, may be deemed to be the beneficial owner of the shares held by Falcon III Ventures L.P. The address for the persons and entities discussed in this footnote (1) is 11 Dellbrook Road, Weston, MA 02493.

To our knowledge, except as may be disclosed in a prospectus supplement, none of the Selling Securityholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except that certain of the Selling Securityholders are or were employees of or consultants to Benefits Science after it was acquired by us. To our knowledge, except as may be disclosed in a prospectus supplement, none of the Selling Securityholders are broker-dealers, nor at the time of the acquisition did any Selling Securityholders have direct or indirect agreements or understandings with any person to distribute any common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of securities by the Selling Securityholders. The securities registered for resale permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any expenses borne by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholder may pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling Securityholder for purposes of this prospectus. Each Selling Securityholder reserves the right to accept and, together with its respective agents, reject, any proposed purchase of securities to be made directly or through agents.
Subject any the limitations set forth in the Unit Purchase Agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NYSE;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and
•resell a portion of the block as principal to facilitate the transaction;
•in the over-the-counter market; through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted by applicable law.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•the specific securities to be offered and sold;
•the names of the selling securityholders;
•the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•settlement of short sales entered into after the date of this prospectus;
•the names of any participating agents or broker-dealers;
•any applicable commissions, discounts and other items constituting compensation from the Selling Securityholders; and
•any other information required by applicable law.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement, if required by applicable law or regulation.
We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common are currently listed on NYSE under the symbol “MPLN.”
The Selling Securityholders may authorize broker-dealers or agents to solicit offers by certain purchasers to purchase the securities pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, if any, and such prospectus supplement will set forth any commissions the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a

Selling Securityholder that any material arrangement has been entered into with a broker-dealer or person who may be deemed to be an “underwriter” within the meaning of the Securities Act for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such broker-dealer or deemed underwriter and such offering.
Broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent or broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act. Agents or broker-dealers may be entitled to indemnification by the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or broker-dealers may be required to make in respect thereof.

LEGAL MATTERS
The legality of the shares of common stock offered pursuant to this prospectus will be passed upon for MultiPlan Corporation by Simpson Thacher & Bartlett LLP, Palo Alto, California.
EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.
Our website address is www.multiplan.us. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus or the registration statement of which it forms a part. Through our website, we make available, free of charge, the following documents of MultiPlan Corporation as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Section 13 filings; and amendments to those documents.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Proxy Statement for the 2023 Annual Meeting of Stockholders filed on March 15, 2023;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 10, 2023;
•our Current Reports on Form 8-K filed with the SEC on February 10, 2023, February 28, 2023 (excluding Item 2.02 and Exhibit 99.1 thereof), February 28, 2023, March 3, 2023, April 28, 2023 and May 9, 2023 (excluding Item 7.01 and Exhibit 99.1 thereof); and
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 12, 2020 for the registration of our common stock under Section 12(b) of the Exchange Act of 1934, as amended, including any amendment or report filed to update the description therein.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

115 Fifth Avenue
New York, New York 10003
(212) 780-2000

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with distribution of the securities being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee		$2,116
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* These fees are calculated based on the securities offered from time to time and accordingly cannot be defined at this time. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.   Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s second amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s second amended and restated certificate of incorporation, the Company’s second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Company’s second amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16.   Exhibits

(a) Exhibits. See the Exhibit Index immediately preceding the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules. All financial statement schedules have been omitted because they are not applicable, not material or the required information is shown in the consolidated financial statements or the notes thereto.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the “SEC” pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i),(1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer made by the undersigned registrant to the purchaser in the offering.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1
Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill Capital Corp III, Music Merger Sub I, Inc., Music Merger Sub II, LLC, Polaris Parent Corp. and Polaris Investment Holdings, L.P. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on July 13, 2020)

2.2
Unit Purchase Agreement by and among the Company, Benefits Science LLC, WT Representative LLC and the other parties named therein, dated as of May 8, 2023 (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on May 9, 2023)

4.1	Second Amended and Restated Certificate of Incorporation of MultiPlan Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on October 9, 2020)
4.2	Amended and Restated Bylaws of MultiPlan Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed on October 9, 2020)
4.3	Specimen Class A common stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on October 9, 2020)
5.1*	Opinion of Simpson Thacher & Bartlett, LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Katz, Nannis + Solomon, PC
23.3*	Consent of Simpson Thacher & Bartlett, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2023.

MultiPlan Corporation

By:	/s/ Dale A. White
Name: Dale A. White
Title: Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dale A. White, James M. Head and Jeffrey A. Doctoroff, and each of them, individually, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on May 16, 2023.

Signature	Title

/s/ Dale A. White	Chief Executive Officer (Principal Executive Officer) and Director
Dale A. White

/s/ James M. Head	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
James M. Head

/s/ Gerald J. Kozel	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Gerald J. Kozel

/s/ Mark H. Tabak	Non-Executive Chairperson of the Board of Directors
Mark H. Tabak

/s/ Allen R. Thorpe	Lead Independent Director
Allen R. Thorpe

/s/ Michael K. Attal	Director
Michael K. Attal

/s/ Glenn R. August	Director
Glenn R. August

/s/ Richard A. Clarke	Director
Richard A. Clarke

/s/ Anthony Colaluca, Jr.	Director
Anthony Colaluca, Jr.

/s/ C. Martin Harris	Director
C. Martin Harris

/s/ Julie D. Klapstein	Director
Julie D. Klapstein

/s/ Michael S. Klein	Director
Michael S. Klein

/s/ P. Hunter Philbrick	Director
P. Hunter Philbrick